[KRAMER, LEVIN, NAFTALIS & FRANKEL]
                                   Letterhead

                                                                   June 17, 1998

Guinness Flight Investment Funds, Inc.
225 South Lake Avenue, Suite 777
Pasadena, California  91101

                     Re:    Guinness Flight Investment Funds
                            Registration No. 33-75340
                            --------------------------------
Gentlemen:

         We have acted as counsel to Guinness Flight Investment Funds, a Delaware business trust (the "Company"), in connection with the public offering of the Company's shares on behalf of its series, the Guinness Flight China & Hong Kong Fund, Guinness Flight Global Government Bond Fund, Guinness Flight Asia Blue Chip Fund, Guinness Flight Asia Small Cap Fund, Guinness Flight Mainland China Fund, Guinness Flight New Europe Fund and Guinness Flight Index Fund, $.001 par value, and on various other securities and general matters.

         We have reviewed, insofar as they relate or pertain to the Company, the Company's Registration Statement on Form N-lA filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended to the date hereof, pursuant to which shares were sold (the "Registration Statement"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.



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June 10, 1998
Page 2



         We are members only of the New York Bar and do not purport to be experts on the laws of any other state. Our opinion herein as to Delaware is based upon a limited inquiry thereof that we have deemed appropriate under the circumstances.

         Based upon the foregoing, and assuming that the shares have been issued and sold in accordance with the Company's Trust Instrument and Registration Statement, we are of the opinion that the shares have been duly and validly authorized.

         We consent to the filing of this opinion with the Post-Effective Amendment No. 11 under the Investment Company Act of 1940, as amended, to the Registration Statement (Form N1-A No. 33-75340).

                                            Very truly yours,



                                            /s/Kramer, Levin, Naftalis & Frankel